UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

CNL Macquarie Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of CNL Macquarie Global Growth Trust, Inc. (the “Company”) was held on October 27, 2010 (the “Special Meeting”) for the purpose of voting on the Company’s proposed Second Articles of Amendment and Restatement of the Company’s Articles of Incorporation (the “Second Amended and Restated Articles”). The Second Amended and Restated Articles was approved by a majority of the 590,777.38 issued and outstanding shares of common stock entitled to vote thereon as of August 16, 2010, the record date. The voting results are set forth below and reflect the number of votes cast for, against or which abstained:

For:	302,374.589
Against:	9,000.00
Abstain:	13,860.974

The Second Amended and Restated Articles was filed with the State of Maryland Department of Assessments and Taxation on October 27, 2010. A copy of the conformed Second Amended and Restated Articles is included with this Report as Exhibit 3.1.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Description

3.1.2	Second Articles of Amendment and Restatement of Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2010	CNL MACQUARIE GLOBAL GROWTH TRUST, INC.

	By:	/S/ CURTIS B. MCWILLIAMS
	Name:	Curtis B. McWilliams
	Title:	President